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                                                                  EXHIBIT (j)(i)

                          INDEPENDENT AUDITORS' CONSENT

The Shareholders and Board of Directors
ING Series Funds, Inc.:

We consent to the use of our report dated December 19, 2003 as relates to the ING International Growth Fund (a series of ING Series Funds, Inc.) incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors and Reports to Shareholders" in the Statements of Additional Information.

                                  /s/ KPMG LLP

Boston, Massachusetts
February 11, 2004